UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2008

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 110

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e). On July 9, 2008, the Compensation Committee of BioForm Medical, Inc. approved fiscal year 2009 (which commenced July 1, 2008) cash and equity compensation adjustments and awards, including the following for named executive officers:

Name and Principal Position	Fiscal Year	Base Salary	Increase from Prior Year Salary	Target Bonus Potential(1)	Option Awards(2)
Steven Basta Chief Executive Officer and Director	2009	$393,750	5%	60%	275,000
Derek Bertocci Chief Financial Officer	2009	$275,600	6%	30%	100,000
Dennis Condon President and Chief Business Officer	2009	$320,250	5%	40%	140,000
Jaap de Lange Vice President, Managing Director of BioForm Medical Europe B.V.	2009	€173,040	3%	30-50%	36,000
Chris Holmes Vice President, Sales	2009	$232,100	5.5%	30-50%	48,000

(1)	The target bonus potential for each of the executive officers is unchanged from that established for fiscal year 2008, other than for Mr. Basta, whose target bonus potential had been 40% in previous years. Mr. Basta’s target bonus potential will be subject to annual reevaluation and adjustment in future years.

(2)	Each award has an exercise price of $3.71, the closing sales price of the Company’s Common Stock on the date of grant, and is subject to the Company’s standard four-year vesting and change in control acceleration as described under “Potential Payments upon Termination or Change in Control,” in the Company’s prospectus dated November 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.

Date: July 11, 2008	By:	/s/ Derek Bertocci
Derek Bertocci Chief Financial Officer

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